UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2014

CAMBIUM LEARNING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas	75287
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-932-9500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

In February 2011, Cambium Learning Group, Inc.’s (the “Company”) wholly owned subsidiary, Cambium Learning, Inc. (together with its wholly owned subsidiaries, the “ABL Credit Parties”), entered into a credit facility (the “ABL Facility”) pursuant to a Loan and Security Agreement (the “ABL Loan Agreement”), by and among the ABL Credit Parties, Harris N.A., individually and as Agent (the “Agent”) for any ABL Lender (as hereinafter defined) which is or becomes a party to said ABL Loan Agreement, certain other lenders party thereto (together with Harris N.A. in its capacity as a lender, the “ABL Lenders”), Barclays Bank PLC, individually and as Collateral Agent, and BMO Capital Markets and Barclays Capital, as Joint Lead Arrangers and Joint Book Runners. The ABL Facility consisted of a four-year $40.0 million revolving credit facility, which included a $5.0 million subfacility for swing line loans and a $5.0 million subfacility for letters of credit.

The ABL Facility was, subject to certain exceptions, secured by a first-priority lien on the ABL Credit Parties’ inventory and accounts receivable and related assets and a second-priority lien (junior to the lien securing the ABL Credit Parties’ obligations with respect to the outstanding senior secured notes) on substantially all of the ABL Credit Parties’ other assets. As of December 31, 2013, the balances of accounts receivable and inventory collateralizing the ABL Facility were $15.8 million and $9.2 million, respectively. As of December 31, 2013, the Company had a borrowing base under the ABL Loan Agreement of up to $8.7 million.

The ABL Credit Parties were required to pay, quarterly in arrears, an unused line fee equal to the product of (x) either 0.375% or 0.50% (depending upon the ABL Credit Parties’ fixed charge coverage ratio at the time) and (y) the average daily unused amount of the revolver. The ABL Facility contained a financial covenant that generally required the ABL Credit Parties to maintain, on a consolidated basis, either (i) excess availability of at least the greater of $8 million and 15% of the revolver commitment or (ii) a fixed charge coverage ratio of 1.1 to 1.0. During January 2014, the Company’s excess availability and fixed charge coverage ratios fell below the required thresholds, which put the Company in a Trigger Period as defined under the ABL Facility agreement.

On March 5, 2014, the Company notified the ABL lenders of its intent to terminate the ABL Facility and the termination is expected to be effective on March 12, 2014. As the Company does not currently have any funds outstanding under the facility and does not anticipate any borrowing needs in the near term, the Company does not expect this to have any impact on its liquidity.

Item 2.02 Results of Operations and Financial Condition.

On March 6, 2014, the Company issued a press release announcing its financial results for the year ended December 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

This press release attached hereto as Exhibit 99.1, insofar as it discloses historical information regarding the Company’s results of operations and or financial condition for the year ended December 31, 2013, are being furnished to the Securities and Exchange Commission under Item 2.02 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - Press Release, dated March 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

March 10, 2014	By:	/s/ Barbara Benson
Name: Barbara Benson
Title: Chief Financial Officer